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                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2005
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                             Southwest Bancorp, Inc.
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             (Exact name of registrant as specified in its charter)


       Oklahoma                      0-23064                   73-1136584
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(State or other jurisdiction      (Commission file           (IRS Employer
of incorporation)                      number)          Identification Number)


608 South Main Street, Stillwater, Oklahoma  74074
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(Address of Principal Executive Offices)    (Zip Code)


Registrant's telephone number, including area code:  (405) 372-2230
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 2.02. Results of Operations and Financial Condition.

Item 8.01 Other Events.

         The following information is furnished to the Securities and Exchange Commission under both Item 2.02 and Item 8.01 of this Form 8-K.

          Expected Decrease in Future Income from Certain Student Loans

         Southwest Bancorp, Inc., through its subsidiary, Stillwater National Bank and Trust Company "(SNB") maintains a significant portfolio of guaranteed student loans. SNB has been actively involved in student lending for many years, and has been ranked as one of the top 50 student lenders in the nation.

         SLM Corporation ("Sallie Mae") has informed SNB that it will significantly increase the servicing fees on new loans made under the Signature Education Loan Program to students who attend schools owned by Career Education Corporation. Loans made under this program are insured by HEMAR Insurance Corporation of America, a subsidiary of Sallie Mae. At year end 2004, loans in this program were approximately $186 million, or approximately 53% of the total $348 million in student loans outstanding on the books of SNB. This increase in servicing fees will be paid to Sallie Mae through a decrease in interest rates receivable by SNB on new loans made under the program. This change will have a negative effect on future interest revenues, net interest margin, and net income of Southwest and its Secondary Market operating segment. If current amounts of loan balances were maintained under this program throughout 2005, interest revenues, less servicing costs, on these loans would be approximately $5 million less (pre-tax) than SNB earned on loans in this program during 2004. However, Southwest currently expects an increase in volume in this program which will offset, in part, the negative effects of the increased servicing costs. Sallie Mae has agreed to provide an additional $200 million line of credit to support future loans made under this program.

         These servicing fee changes will not affect the future earnings or financial position of Southwest's other operating segments, including Oklahoma Banking and Other States Banking, or Southwest's 2004 net income or financial position.

                           Forward-Looking Statements

         This Report on Form 8-K includes forward-looking statements including statements of Southwest's expectations regarding future revenues and expenses and the financial performance of Southwest and its operating segments. These forward-looking statements are subject to significant uncertainties because they are based upon assumptions regarding certain student lending loan balances and terms, the levels of future interest rates and other economic conditions, and a variety of other matters. Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. The contribution from Southwest's Secondary Market segment may vary significantly from period to period as a result of changes in loan volume, interest rates and market behavior; the number of schools participating in Southwest's student lending programs, the sizes of their enrollment, and the graduation status of student borrowers; and other factors in addition to the changes in servicing fees disclosed in this report. Southwest's past growth and performance do not necessarily indicate its future results.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired. Not applicable.
(b) Pro forma financial information. Not applicable.
(c) Exhibits. Not applicable.

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                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Southwest Bancorp, Inc.

                                    By   /s/ Rick Green
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                                         Rick Green
                                         President and Chief Executive Officer
Dated: January 10, 2005